Exhibit 10.1

AMENDMENT TO THE
FIRST MIDWEST BANCORP, INC.

OMNIBUS STOCK AND INCENTIVE PLAN

(As Amended and Restated February 19, 2003)

The First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan (As amended and restated February 19, 2003) is hereby amended as follows:

    Section 10.8 is hereby amended and restated to read as follows:

"10.8 Performance Goals. For purposes of Sections 9.2, 10.2 or 11.2 hereof, "performance goals" shall mean the criteria and objectives, determined by the Committee pursuant to the Plan, which shall be satisfied or met during the applicable restriction period or performance period, as the case may be, as a condition to the Participant's receipt of cash, Stock or a combination thereof with respect to an Award. The performance criteria and objectives with respect to an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the prescribed performance period or period of restriction and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other an external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following: total shareholder return, earnings, earnings per share, net income, revenues, expenses, market share, charge-offs, loan loss reserves, non-performing assets, return on assets, return on equity, assets, deposits, loans, asset quality levels, interest-sensitivity gap levels, Fair Market Value of the Stock, value of assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee. Such performance measures may be particular to a line of business, subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. In interpreting Plan provisions applicable to performance goals and to performance-based Awards to Participants who are covered employees within the meaning of Code Section 162(m) (or any successor or similar provision of the Code), it is the intent of the Plan to conform with the standards of Code Section 162(m) and the Treasury Regulations thereunder. The Committee in establishing performance measures applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the performance-based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 10.8 established by the Committee not later than 90 days after the performance period or period of restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance measures to any such covered employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount."

2. Section 11.2 is hereby amended and restated to read:

"11.2 Terms of Other Awards; Limitation on Cash Awards Payable to a Single Participant. Other Awards may be made free-standing or made in tandem, with, in replacement of, or as alternatives to Awards under Section 7, 8, 9 or 10 of this Plan or of any other incentive or employee benefit plan of the Company or any of its subsidiaries, and may be made subject to attainment of performance goals as defined in Section 10.8 hereof). An Other Award may provide for payment in cash or in Stock or a combination thereof. No Participant may be paid under any Award payable in cash or any other form permitted under this Plan (other than Awards of Options, SARs, Restricted Stock or Restricted Stock Units or Performance Units, or otherwise consisting of shares of Stock or units denominated in such shares, the limitations on which are set forth in Section 5.3 hereof) in respect of any calendar-year period in an amount in excess of the lesser of (a) three times the Participant's base annual salary as of March 1 of such calendar year , or (b) $2,000,000.

* * * * *

The foregoing Amendment to the Omnibus Stock and Incentive Plan, as Amended and Restated February 19, 2003, was duly adopted and approved by the Board of Directors of the Company on February 22, 2006 and shall become effective as of such date, subject to the ratification thereof by the Company's stockholders at the 2006 Annual Meeting of Stockholders to be held in April 2006.

Secretary of the Company

This Amendment to the Omnibus Stock and Incentive Plan, as Amended and Restated February 19, 2003, was duly approved by the stockholders of the Company at a meeting of the stockholders held on the 17th day of May, 2006.

/s/ BARBARA E. BRIICK

Secretary of the Company

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